UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 29, 2006
Russ Berrie and Company, Inc.

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-8681	22-1815337

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
111 Bauer Drive, Oakland, New Jersey 07436

(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (201) 337-9000

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01 Other Events.
SIGNATURES

Section 8 — Other Events
Item 8.01 Other Events.
Certain of the following disclosures were inadvertently omitted by Russ Berrie and Company, Inc. (the “Company”) from its Annual Report on Form 10-K for the year ended December 31, 2005, as amended. Such disclosures are being provided herein at the request of the New York Stock Exchange.
I. Independence Determinations
     The Board of Directors of the Company (the “Board”) undertook a review of director independence in February 2006 (the “February Review”). During the February Review, the Board considered transactions and relationships between (i) each then-director, entities with which such director is affiliated and/or any member of such director’s immediate family and (ii) the Company and its subsidiaries and affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that such director is “independent” in accordance with applicable rules and regulations of the New York Stock Exchange (the “NYSE”), applicable law, and the rules and regulations of the SEC. The Board based its determinations primarily on a review of the responses of such persons to questions regarding employment and compensation history, affiliations and family and other relationships between the Company, the directors, and entities with which such directors are affiliated, discussions and analyses with respect to the foregoing, and the recommendations of the Nominating/ Governance Committee. Subsequent to the February Review, the Board undertook similar reviews with respect to each director appointed to the Board after the date of the February Review (collectively, the “Subsequent Reviews”).
     As a result of the February Review and the Subsequent Reviews, the Board affirmatively determined that all of the Company’s directors from and after the 2005 Annual Meeting of Shareholders are “independent” for purposes of Section 303A of the Listed Company Manual of the NYSE, with the exception of Andrew Gatto and, while she remained a member of the Board, Angelica Berrie (who resigned as a member of the Board as of August 9, 2006). Andrew Gatto is not independent as a result of his employment as President and CEO of the Company. Ms. Berrie was not independent as a result of her employment as CEO of the Company prior to Mr. Gatto but within the previous three years.
     In determining that each of the other directors of the Company is independent, in addition to confirming that none of the automatic disqualifications required by the NYSE are applicable to such directors, the Board also affirmatively determined that each such director has no direct or indirect material relationship with the Company or its subsidiaries. In making these determinations, the NYSE has noted that as its concern is independence from management, it does not view ownership of even a significant amount of stock, by itself, as a bar to an independence finding. In addition, certain directors have relationships with other directors and/or stockholders of the Company and the Company has relationships with entities with which certain directors are affiliated, but not as partners, shareholders or officers. Although such relationships are not prohibited by the NYSE listing standards, they were nonetheless considered by the Board in making its independence determinations.
     In connection with the following determinations, note that as of August 9, 2006, (i) investment entities and accounts managed and advised by Prentice Capital Management, L.P. (“Prentice”) purchased 4,399,733 shares of the Company’s common stock (“Common Stock”) from The Russell Berrie Foundation (the “Foundation”), and (ii) D.E. Shaw Laminar Portfolios, L.L.C. (“Laminar”) purchased 4,399,733 shares of Common Stock from the Foundation, representing an aggregate of approximately 42.2% of the Company’s outstanding shares and all shares of Common Stock owned by the Foundation. The Foundation became the holder of all Common Stock held by the Estate of the late Russell Berrie, the Company’s founder, and The Russell Berrie 2002A Trust (the “2002A Trust”), earlier in 2006.
     The Board’s specific determinations with respect to “material relationships” are set forth below:
     Mr. Benaroya (current director): Relevant Facts: Chairman, President, CEO and significant stockholder of United Retail Group, Inc., (“United Retail”) an occasional customer of the Company; trustee of the 2002A Trust. In addition, the Foundation contributes from time to time to a charitable foundation chaired by Mr. Benaroya.
     Determination: Due to the insignificant amount of Company inventory purchased by United Retail, and the NYSE position that stock ownership is not a bar to an independence finding, these relationships were deemed immaterial. In addition, the relationship with the charitable foundation is not a direct or indirect relationship with the Company or its subsidiaries (and the Company has no parents in a consolidated group). As a result of the foregoing, Mr. Benaroya was deemed independent.
     Mr. Epstein (current director): Relevant Facts: Messrs. Epstein and Klatskin and Ms. Berrie serve on the board of the same not-for-profit nursing home, to which members of the Berrie family and the Foundation contribute funds.
     Determination: This is not a direct or indirect relationship with the Company or its subsidiaries (and the Company has no parents in a consolidated group) and, as a result, Mr. Epstein was deemed independent.
     Mr. Kaufthal (director until August 9, 2006): Relevant Facts: Mr. Kaufthal is an officer of Bear, Stearns & Co., Inc. (“Bear Stearns”). Bear Stearns acts as a financial advisor to the Company from time to time and acted as exclusive financial advisor to the Company in connection with its acquisition of Kids Line, LLC. Bear Stearns has in the past managed approximately $50,000,000 of the Company’s cash balances for a fee (it no longer does so). Some of the officers and directors of the Company may have brokerage accounts at Bear Stearns. Mr. Kaufthal is on the board of the Foundation, is a trustee of the 2002A Trust, and was an executor of The Russell Berrie Estate.
     Determination: As a result of (i) representations from Mr. Kaufthal that his indirect interest in the fees earned by Bear Stearns from the Company are immaterial to him, (ii) representations from Mr. Kaufthal that the fees earned by Bear Stearns from the Company are immaterial to Bear Stearns, and (iii) the position of the NYSE that stock ownership is not a bar to an independence finding, Mr. Kaufthal’s relationships with the Company were deemed immaterial and Mr. Kaufthal was deemed independent.
     Mr. Klatskin (current director): Relevant Facts: Mr. Klatskin is on the board of the not-for-profit nursing home discussed above with Mr. Epstein and Ms. Berrie. From time to time, Mr. Klatskin or his firm acts as a real estate broker with respect to additional space for the Company or the renewal of leases. In addition, in November 2005, the Company entered into an agreement with Klatskin Associates, pursuant to which Klatskin Associates acts as the exclusive broker for the sublease of certain property leased by the Company in Cranbury, New Jersey.
     Determination: As (i) the not-for-profit relationship is not a direct or indirect relationship with the Company or its subsidiaries (and the Company has no parents in a consolidated group) and (ii) neither Mr. Klatskin (nor any of his affiliate firms) have received compensation for acting as a broker in at least the last several years (including under the November 2005 Agreement), these relationships were deemed immaterial and Mr. Klatskin was deemed independent. Mr. Klatskin has announced his intention to retire from the Board effective as of the date of the Company’s next Annual Meeting of Shareholders.
     Mr. Kling (current director): As Mr. Kling has no direct or indirect relationship with the Company or its subsidiaries (and the Company has no parents in a consolidated group), he was deemed independent.
     Mr. Landman (current director): Relevant Facts: One of the Berrie family trusts holds illiquid minority investments in vehicles in which Mr. Landman serves as general partner; the Company pays insurance premiums with respect to one of its former executive officers, and CMS Companies (of which Mr. Landman is an executive) was the broker for such insurance coverage.
     Determination: (i) the relationship between the Berrie family trusts and Mr. Landman is not a direct or indirect relationship with the Company or its subsidiaries (and the Company has no parents in a consolidated group), and (ii) with respect to the insurance brokerage, as a result of its indirect nature (the Company did not pay any brokers fees) and the fact that the amount of fees is insignificant, this relationship was deemed immaterial and Mr. Landman was deemed independent.
     Mr. Weston (retired from the Board effective January 2, 2007): Relevant Facts: Retired, in November 2004, from the board of directors of ADP, which provides payroll services to the Company; trustee of the 2002A Trust; gives certain contributions to charities with which the Berrie family is affiliated, and vice versa.
     Determination: (i) the charitable contributions do not constitute a direct or indirect relationship with the Company or its subsidiaries (and the Company has no parents in a consolidated group), (ii) Mr. Weston is not an officer of ADP, and is currently retired from its Board, so there is no current direct or indirect relationship with respect to ADP, and (iii) based on the expressed views of the NYSE, stock ownership is not a bar to an independence finding. As a result, Mr. Weston was deemed independent.

     Salvatore Salibello (current director): As Mr. Salibello has no direct or indirect relationship with the Company or its subsidiaries (and the Company has no parents in a consolidated group), he was deemed independent.
     Frederick Horowitz (current director): As Mr. Horowitz has no direct or indirect relationship with the Company or its subsidiaries (and the Company has no parents in a consolidated group), he was deemed independent.
     Lauren Robertsen (current director; Laminar designee): Relevant Facts: Ms. Robertsen is a vice president of D.E. Shaw & Co. LP, which is an affiliate and investment advisor of Laminar.
     Determination: As Ms. Robertsen’s relationship with the D.E. Shaw entities does not constitute a relationship with the Company or its subsidiaries (and the Company has no parents in a consolidated group), she was deemed independent.
     Daniel Posner (current director; Laminar designee): Relevant Facts: Mr. Posner is a vice president of D.E. Shaw & Co. LP, which is an affiliate and investment advisor of Laminar.
     Determination: As Mr. Posner’s relationship with the D.E. Shaw entities does not constitute a relationship with the Company or its subsidiaries (and the Company has no parents in a consolidated group), he was deemed independent.
     Michael Zimmerman (current director and Prentice designee): Relevant Facts: Mr. Zimmerman is the Chief Executive Officer of Prentice.
     Determination: As Mr. Zimmerman’s relationship with Prentice does not constitute a relationship with the Company or its subsidiaries (and the Company has no parents in a consolidated group), he was deemed independent.
     Elliot Wahle (current director and Prentice designee): Relevant Facts: his firm (Wahle Enterprises) has a consulting agreement with Prentice pursuant to which he was nominated as a Prentice designee to the Board. Mr. Wahle was also president of a significant customer of the Company from 2002-2004.
     Determination: As neither Mr. Wahle’s relationship with Prentice nor his previous relationship with the customer constitutes a relationship with the Company or its subsidiaries (and the Company has no parents in a consolidated group), he was deemed independent.
II. Executive Sessions of Non-Management
     Pursuant to the Company’s current Corporate Governance Guidelines, non-management Board members meet without management present at least quarterly at regularly scheduled executive sessions. The Chairman of the Board presides at such meetings unless the Chairman of the Board is not a non-management director, in which case the presiding director will be chosen by the non-

management directors. Until his retirement effective January 2, 2007, Mr. Weston presided at such meetings. The Board is in the process of determining the next presiding director.
III. New York Stock Exchange Certification
     The certification of the Chief Executive Officer required by Section 303A.12(a) of the New York Stock Exchange listing standards, section 303A.12(a), relating to the Company’s compliance with such exchange’s corporate governance listing standards, was submitted to the New York Stock Exchange, without qualification, on May 20, 2005.
IV. Communication with the Board of Directors
     Any interested party who would like to communicate directly with the Company’s Board, including any individual director, the presiding director, a committee of the Board or the non-management directors as a group, may do so (1) electronically by sending an e-mail to the following address: theboard@russberrie.com; or, (2) by writing to: Board of Directors, Russ Berrie and Company, Inc., 111 Bauer Drive, Oakland, New Jersey 07436, Attention: Corporate Secretary. All such communications, via e-mail or in writing, will be forwarded by the Corporate Secretary to the appropriate Board member(s).
V. Shareholder Proposals
     In order to be included in the proxy statement and form of proxy relating to the 2007 Annual Meeting of Shareholders (the “2007 Meeting”), proposals of shareholders intended to be presented at the 2007 Meeting must be received by the Company on or before February 8, 2007. Any such proposals should be submitted in writing to: Corporate Secretary, Russ Berrie and Company, Inc., 111 Bauer Drive, Oakland, New Jersey 07436. Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in the Company’s proxy materials are requested to provide advance notice of such proposal to the Company at the aforementioned address on or before February 28, 2007. If a shareholder fails to provide notice by this date, then the holders of the proxies with respect to the 2007 Meeting will use their discretionary authority to vote shares of Common Stock they represent with respect to the proposal as they may determine. The Company currently intends to hold the 2007 Meeting in late April of 2007.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2007	RUSS BERRIE AND COMPANY, INC.
	By:	/s/ Marc S. Goldfarb
Marc S. Goldfarb
Senior Vice President and General Counsel